  As filed with the Securities and Exchange Commission on _______________, 199_

                                                Registration No. _______________

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ____________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                         OF TRANSCISCO INDUSTRIES, INC.
                              ____________________

                           TRANSCISCO INDUSTRIES, INC.
               (Exact name of issuer as specified in its charter)
                              ____________________

           Delaware                                        94-2989345
  (State of incorporation)                  (I.R.S. Employer Identification No.)

                              ____________________

                        601 California Street, Suite 1301
                        San Francisco, California  94108
                    (Address of principal executive offices)
                              ____________________

                           TRANSCISCO INDUSTRIES, INC.
                  AMENDED AND RESTATED (1994) STOCK OPTION PLAN
                          DIRECTORS' STOCK OPTION PLAN
                               STOCK PURCHASE PLAN
                              (Full Title of Plans)
                              ____________________

                                 STEVEN L. PEASE
                           Transcisco Industries, Inc.
                        601 California Street, Suite 1301
                        San Francisco, California  94108
                                 (415) 477-9700
            (Name, address and telephone number of agent for service)

                                   Copies to:

                            JOSEPH S. RADOVSKY, ESQ.
                             RACHEL G. HARDIE, ESQ.
                        Greene, Radovsky, Maloney & Share
                             One Market, Suite 4200
                         San Francisco, California 94105
                                 (415) 543-1400
                              ____________________

                         CALCULATION OF REGISTRATION FEE

- --------------------------------------------------------------------------------------------------------------
- --------------------------------------------------------------------------------------------------------------
                                                    Proposed                 Proposed
          Title of                                  Maximum                 Maximum
         Securities            Amount              Offering                 Aggregate             Amount of
           to be                to be              Price Per                Offering            Registration
         Registered          Registered             Share*                   Price*                 Fee*
- --------------------------------------------------------------------------------------------------------------

         Common               1,360,000             $1.34                  $1,822,400              $628.42
           Stock                shares

- --------------------------------------------------------------------------------------------------------------
- --------------------------------------------------------------------------------------------------------------


* Pursuant to Rule 457(c), estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices as reported on the American Stock Exchange on March 27, 1995.

This Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.   PLAN INFORMATION.*

ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

   * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

          The Transcisco Industries, Inc. Amended and Restated (1994) Stock Option Plan (the "Employee Plan") as amended and restated was adopted by the registrant's stockholders on January 20, 1995.

          The Transcisco Industries, Inc. Amended and Restated Directors' Stock Option Plan (the "Directors' Plan") was adopted by the stockholders of the registrant on January 20, 1995.

          The Transcisco Industries, Inc. Stock Purchase Plan (the "Stock Purchase Plan") was adopted by the registrant's board of directors on March 30, 1995.

ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

          The following documents filed by registrant with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

          1. Annual report on Form 10-K for the fiscal year ended December 31, 1993, which contains the financial statements for the registrant's latest fiscal year. Effective as of March 31, 1994, the registrant changed its fiscal year end from December 31 to March 31. Consequently, the latest annual report on Form 10-K that the registrant has on file with the Commission is for the fiscal year ended December 31, 1993. The registrant intends to file an annual report on Form 10-K for the fiscal year ended March 31, 1995.

          2. All other reports filed by registrant pursuant to Section 13(a) of the Securities Exchange Act of 1934 since the end of registrant's last fiscal year.

          3. The description of registrant's common stock contained in the registrant's registration statement on Form 8-A filed with the Commission on August 11, 1993 including any amendment or report filed for the purpose of updating such description.

          In addition, all documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES.

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          The consolidated financial statements (including schedules incorporated by reference) of Transcisco Industries, Inc. appearing in Transcisco Industries, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 1993, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein (which contains an explanatory paragraph with respect to the litigation and other claims mentioned in Note 9 to the consolidated financial statements) and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          The registrant has adopted provisions in its Certificate of Incorporation that limit the liability of its directors and enable the registrant to broaden the indemnification provided to its directors and officers. As permitted by the Delaware General Corporation Law, directors will not be liable for monetary damages arising from a breach of their fiduciary duty as directors in certain circumstances. Such limitation does not affect liability for any breach of a director's duty to the registrant or its shareholders for (i) breaches of the director's duty of loyalty, (ii) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law (iii) the payment of unlawful dividends or unlawful stock repurchases or redemptions or (iv) transactions in which the director received an improper personal benefit. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief of rescission.

          The registrant's bylaws provide that the registrant shall indemnify its directors and officers to the maximum extent permitted by Delaware law, including circumstances in which indemnification is otherwise discretionary under Delaware law. The registrant has also entered into indemnification agreements with its officers and directors containing provisions which are in some respects broader than the specific indemnification provisions contained in the Delaware General Corporation Law. Such indemnification agreements may require the registrant, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the registrant and, with respect to any criminal proceeding, had no reasonable cause to believe their conduct was unlawful, to advance their expenses incurred as a result of any proceed against them as to which they could be indemnified, and to obtain directors' and officers' insurance if available on reasonable terms.

          The registrant understands that the staff of the Securities and Exchange Commission is of the opinion that statutory, charter and contractual provisions as are described above have no effect on claims arising under the federal securities laws. The insurance carrier which provided the registrant's directors and officers liability insurance has appealed a lower court decision finding the carrier liable for amounts paid in settlement of the previously reported DANIELS litigation. Mark C. Hungerford, one of the registrant's former directors, has filed a contingent claim as an unsecured creditor in the registrant's bankruptcy proceeding for indemnification in the event the carrier is successful on appeal. If the insurance carrier is successful on the appeal, the amount of Mr. Hungerford's claim would be $2.4 million. The registrant is not aware of any other material threatened or ongoing litigation or proceeding which may result in a claim for such indemnification.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8.   EXHIBITS.

                                INDEX TO EXHIBITS
                                                                   Sequentially
Exhibit                                                              Numbered
  No.                                                                  Page
- -------                                                            ------------

    5          Opinion of Greene, Radovsky, Maloney & Share.

   23          Consent of Ernst & Young

 99.1          The Transcisco Industries, Inc. Amended and
               Restated (1994) Stock Option Plan

 99.2          Transcisco Industries, Inc. Directors' Stock
               Option Plan

 99.3          Transcisco Industries, Inc. Stock Purchase Plan


ITEM 9.   UNDERTAKINGS.

          (a)  The registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the Registration Statement.

          (2) That, for the purposes of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on March 30, 1995.

                                        TRANSCISCO INDUSTRIES, INC.



                                        By /s/ Steven L. Pease
                                           -----------------------------
                                           Steven L. Pease
                                           President, Chief Executive
                                           Officer, Chief Financial
                                           Officer and Director
                                           (Principal Executive Officer)

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


     Signature                   Title                   Date
     ---------                   -----                   ----

/s/ Eugene M. Armstrong
- ------------------------------
Eugene M. Armstrong              Chairman of the         March 30, 1995
                                 Board of Directors

/s/ Thu-Huong Nguyen
- ------------------------------
Thu-Huong Nguyen                 Principal               March 30, 1995
                                 Accounting Officer

/s/ Ottokarl F. Finsterwalder
- ------------------------------
Ottokarl F.                      Director                March 30, 1995
Finsterwalder

/s/ Walter E. Hoadley
- ------------------------------
Walter E. Hoadley                Director                March 30, 1995

/s/ William E. Greenwood
- ------------------------------
William E. Greenwood             Director                March 30, 1995


/s/ George A. Tedesco
- ------------------------------
George A. Tedesco                Director                March 30, 1995
                                 Senior Vice
                                 President,
                                 Marketing & Sales